Exhibit 10.1
                                                                    ------------


                               SUBLEASE AGREEMENT


         SUBLEASE AGREEMENT ("Sublease") made as of this 1st day of August, 2002, by and between PRUDENTIAL SECURITIES INCORPORATED, a Delaware corporation with offices at One New York Plaza - 3rd Floor, New York, New York 10292-0131 ("Sublessor") and EURO BROKERS INC., a New York corporation having its principal offices at One New York Plaza - 16th Floor, New York, New York 10292 ("Sublessee").

                                   WITNESSETH:

         WHEREAS, pursuant to an Amendment and Restatement of Lease dated as of January 1, 1993 between Resnick Water St. Development Co., as Landlord ("Landlord"), and Sublessor, as Tenant ("Prime Lease"), Landlord leased to Sublessor portions of the Building, containing approximately 473,882 rentable square feet ("Premises"), in the building located at 199 Water Street, New York, New York ("Building").

         WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor a portion of the Premises, consisting of the entire 18th and 19th Floors containing approximately 61,526 rentable square feet and shown outlined on the Floor Plans annexed hereto as Exhibit A and made a part hereof ("Subleased Premises"), on the terms, covenants and conditions hereinafter provided.

         NOW, THEREFORE, Sublessor and Sublessee covenant and agree as follows:

1.       Sublease
         --------

Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, the Subleased Premises which the parties acknowledge and agree contain approximately 61,526 rentable square feet for all purposes under the Sublease.

2.       Term
         ----

The term ("Term") of this Sublease shall commence on the date (the "Commencement Date") which is the latest to occur of the date upon which (a) a fully executed Landlord SNDA (as defined below) from Landlord shall be delivered to Sublessee and (b) Sublessor shall deliver possession of the Subleased Premises to Sublessee with all of Sublessor's Work (as defined below) complete, and shall expire on December 30, 2014 or on such earlier or later date upon which the Term may expire pursuant to any provision set forth herein (the "Expiration Date").

After the Commencement Date, Sublessee and Sublessor shall execute a memorandum, in a form reasonably acceptable to both parties, memorializing the Commencement Date.

                              Page 31 of 117 Pages

3.       Base Rent
         ---------

During the entire Term, Sublessee shall pay Sublessor, as rent for the Subleased Premises, the following annual sums ("Base Rent"), in equal monthly installments, in advance on the first day of each month, without setoff or deduction whatsoever (except to the extent otherwise set forth herein):

                                                                        Annual Base Rent Rate
       Period            Annual Base Rent      Monthly Base Rent      Per Rentable Square Foot
       ------            ----------------      -----------------      ------------------------

  1st Rental Period         $ 2,214,936           $   184,578                  $ 36.00
  2nd Rental Period         $ 2,399,514           $   199,960                  $ 39.00
  3rd Rental Period         $ 2,584,092           $   215,341                  $ 42.00

Notwithstanding the forgoing, Sublessor hereby grants Sublessee a Base Rent abatement in the total amount of $1,107,468 for the entire Subleased Premises, which shall be applied in six (6) equal installments of $184,578 each toward the Base Rent due for the first six (6) full months of the Term. As used herein, (a) "1st Rental Period" shall mean the period commencing on the Commencement Date and ending on the last day of the month in which occurs the day immediately preceding the fourth (4th) anniversary of the Commencement Date, (b) "2nd Rental Period" shall mean the period commencing on the day immediately succeeding the last day of the 1st Rental Period and ending on the last day of the month in which occurs the day immediately preceding the eighth (8th) anniversary of the Commencement Date, and (c) "3rd Rental Period" shall mean the period commencing on the day immediately succeeding the last day of the 2nd Rental Period and ending on the Expiration Date.

If the Commencement Date occurs on a day which is not the first day of a calendar month, or if the Expiration Date occurs on a day which is not the last day of a calendar month, then the Base Rent payable under this Sublease for such month shall be appropriately adjusted so that Sublessee pays Base Rent only for the portion of such calendar month occurring within the Term.

4.       Additional Rent
         ---------------

In addition to the Base Rent under Section 3 above, Sublessee shall pay Sublessor, additional rent as follows:

         (a) Real Estate Taxes. For each Tax Year (as such term is defined in the Prime Lease) during the Term, Sublessee shall pay Sublessor, as additional rent, an amount (the "Tax Payment") equal to the amount by which Sublessor's Tax Obligation (as defined below) for such Tax Year exceeds the amount of Sublessor's Base Tax Obligation (as defined below). As used herein,
(i) "Sublessor's Tax Obligation" shall mean, with respect to any Tax Year, an amount equal to the Taxes for such Tax Year applicable to the Tenant's Units (as defined in Section 10 hereof) which are payable by Sublessor under the Prime Lease, minus all reductions, refunds or other credits received by Sublessor for such Tax Year against Taxes applicable to the Tenant's Units for such Tax Year and (ii) "Sublessor's Base Tax Obligation" shall mean an amount equal to the Taxes applicable to the Tenant's Units which are payable by Sublessor under the Prime Lease (or which would have been applicable to the Tenant's Units and payable by Sublessor under the Prime Lease but for the IDA Lease structure

                              Page 32 of 117 Pages
and/or Sublessor's obligation to make PILOT Payments), without taking into account any reductions, refunds or other credits (except to the extent any such reduction, refund or credit is due to a tax certiorari proceeding (or other similar challenge to the Taxes at the Building) prosecuted by Landlord, and is actually refunded or credited to Sublessor) for calendar year 2002 (i.e., one-half (1/2) of the sum of (A) the Taxes applicable to the Tenant's Units which are payable by Sublessor under the Prime Lease (or which would have been applicable to the Tenant's Units and payable by Sublessor under the Prime Lease but for the IDA Lease structure and/or Sublessor's obligation to make PILOT Payments), without taking into account any reductions, refunds or other credits (except to the extent any such reduction, refund or credit is due to a tax certiorari proceeding (or other similar challenge to the Taxes at the Building) prosecuted by Landlord, and is actually refunded or credited to Sublessor), for the 2001/2002 Tax Year and (B) the Taxes applicable to the Tenant's Units which are payable by Sublessor under the Prime Lease (or which would have been applicable to the Tenant's Units and payable by Sublessor under the Prime Lease but for the IDA Lease structure and/or Sublessor's obligation to make PILOT Payments), without taking into account any reductions, refunds or other credits (except to the extent any such reduction, refund or credit is due to a tax certiorari proceeding (or other similar challenge to the Taxes at the Building) prosecuted by Landlord, and is actually refunded or credited to Sublessor), for the 2002/2003 Tax Year). Sublessor shall pass through to Sublessee any refund or credit received by Sublessor pursuant to Section 5.3 of the Lease that is allocable to the Subleased Premises during the Term (and which relates to Tax Payments actually made by Sublessee). During any period of the Term that a Condominium regime is not in effect with respect to the Subleased Premises, for any Tax Year (or portion thereof) during such period, Sublessee shall only be responsible for its proportionate share of the increase in Taxes payable by Sublessor with respect to the Subleased Premises (after deducting from such increase any reductions, refunds and other credits received by Sublessor with respect thereto) over Sublessor's Base Tax Obligation.

         (b) Sublessee's Governmental Benefits. Anything contained in this Sublease to the contrary notwithstanding, Sublessor will cooperate with Sublessee (and will use diligent efforts to cause Landlord to cooperate with Sublessee) in Sublessee's effort to obtain and realize benefits (including, without limitation, sales tax relief, energy credits and discounts) from the State and/or City of New York (or other governmental authorities) in connection with the Subleased Premises, which cooperation shall include, among other things, (i) causing any necessary changes to the IDA Lease structure in place for the Tenant's Units such that Sublessee can realize the full amount of such benefits obtained with respect to any Tax Year and (ii) passing on, and causing Landlord to pass on, directly to Sublessee the full amount of any such benefits received. Anything contained in this Sublease to the contrary notwithstanding, if Sublessee shall not obtain final approval of the governmental incentives that it is requesting with respect to the Subleased Premises from the applicable governmental authority by August 15, 2002, then Sublessee shall have the right to terminate this Sublease by giving written notice thereof to Sublessor not later than August 23, 2002. If Sublessee elects to terminate this Sublease pursuant to this Section 4(b), then the Term shall expire upon the day after notice of such election is given by Sublessee, and any prepaid rent shall be returned to Sublessee. Except as expressly set forth in this Section 4(b), Sublessee shall have no other options to cancel this Sublease for failure to obtain governmental incentives. Sublessee will be responsible for its own costs, and for Sublessor's reasonable, out of pocket costs, incurred in connection with

                              Page 33 of 117 Pages
modifying, if necessary, the IDA Lease structure in place for the purpose of allowing Sublessee to realize its benefits obtained from governmental authorities in connection with the Subleased Premises.

         (c) Operating Expense Payments. For each Operational Year (as such term is defined in the Prime Lease(1)) during the Term commencing with calendar year 2003, Sublessee shall pay Sublessor, as additional rent, an amount (the "Operating Expense Payment") equal to the amount by which Sublessor's Operating Expense Obligation (as defined below) for such Operational Year exceeds the amount of Sublessor's Base Operating Expense Obligation (as defined below). As used herein, (i) "Sublessor's Operating Expense Obligation" shall mean, with respect to any Operational Year, an amount equal to Sublessee's proportionate share (i.e., twelve and ninety-eight one-hundredths percent (12.98%) during the period of time when the rentable square feet of the Subleased Premises is 61,526 rentable square feet and the total rentable square feet of the Premises is 473,882 rentable square feet) of the Operating Expenses for such Operational Year which are payable by Sublessor under Section 5.4 of the Prime Lease (less any portion of such Operating Expenses which are solely attributable to (1) the cost of any work or services rendered or performed by the Landlord for the sole benefit of Sublessor (and/or any sublessee(s) of Sublessor other than Sublessee) to the extent that such work or services do not benefit Sublessee in accordance with Sublessee's proportionate share or (2) all items and services for which Sublessee reimburses the Landlord or Sublessor or pays third persons), and (ii) "Sublessor's Base Operating Expense Obligation" shall mean Sublessor's Operating Expense Obligation for calendar year 2002.

         (d) Utilities. (i) At all times during the Term, Sublessor shall cause no less than eight (8) demand watts (or, during the occurrence of any Lower Demand Period (as defined below), four and one-half (4.5) demand watts) of electricity per rentable square foot of the Subleased Premises (exclusive of electricity for any Building standard HVAC facilities (but inclusive of perimeter fan coil load)) to be provided to the Subleased Premises (the "Electrical Service"), which electricity may be reallocated by Tenant, from time to time, within the Subleased Premises. In no event shall Sublessee connect to the Building's electrical distribution system (or draw electric current therefrom for) any equipment which, in the aggregate (i.e., taking into account all electricity consumed at the Subleased Premises at any one time), will consume more than eight (8) demand watts (or, during the occurrence of any Lower Demand Period (as defined below), four and one-half (4.5) demand watts) of electricity per rentable square foot of the Subleased Premises (exclusive of electricity for any Building standard HVAC facilities (but inclusive of perimeter fan coil load)). The Electrical Service is to be metered as follows:
(x) four and one-half (4.5) demand watts of electricity per rentable square foot of the Subleased Premises (exclusive of electricity for any Building standard HVAC facilities (but inclusive of perimeter fan coil load)) is directly metered (utilizing existing direct meters) to the public utility servicing the Building (the "4.5 Watt Electrical Service") and (y) except during the occurrence of any Lower Demand Period, three and one-half (3.5) demand watts of electricity per rentable square foot of the Subleased Premises (exclusive of electricity for any Building standard HVAC facilities (but inclusive of perimeter fan coil load)) will be measured by submeter(s) to be installed, at Sublessee's sole cost and expense, by Sublessee (the "3.5 Watt Electrical Service").

--------------------
(1) It being understood that the term "Operating Year" is sometimes used in the Prime Lease for the same purpose and intent as the term "Operational Year".

                              Page 34 of 117 Pages

                  (ii) The 4.5 Watt Electrical Service will be paid for by Sublessee pursuant to direct application and arrangement with the public utility company servicing the Building. Sublessee shall not be required to pay any such amounts to Sublessor or Landlord on account of such 4.5 Watt Electrical Service. Understanding that Sublessee's governmental energy benefits for the Subleased Premises may depend upon Sublessee having a direct meter for the 4.5 Watt Electrical Service to the Subleased Premises and paying for the 4.5 Watt Electrical Service directly to the service provider, Sublessor shall not do or cause anything to be done to prevent Sublessee from maintaining such direct meter and direct payment relationship with respect to the 4.5 Watt Electrical Service. Sublessor acknowledges that Sublessee may be obtaining "World Trade Center Power" and/or other low cost electrical power obtained through governmental benefits programs (the "Low Cost Power") for a portion of the Term with respect to the 4.5 Watt Electrical Service and will reasonably cooperate with Sublessee's efforts to obtain such Low Cost Power in accordance with
Section 4(b) above.

                  (iii)    (A)      The 3.5 Watt Electrical Service will be paid
for by Sublessee to Sublessor based upon the consumption therefor as measured by submeter(s) installed by Sublessee, at the same rates (inclusive of all discounts, including, without limitation, time of day discounts ("Discounts")) paid therefor by Sublessor to the applicable utility provider (e.g, at regular Con Ed rates (inclusive of Discounts), if regular Con Ed power is utilized for the 3.5 Watt Electrical Service, at Low Cost Power rates (inclusive of Discounts), if Low Cost Power is utilized for the 3.5 Watt Electrical Service, or at Landlord's Low Cost Power rates (inclusive of Discounts), if Landlord's Low Cost power is utilized for the 3.5 Watt Electrical Service). Sublessee shall have twenty (20) days after receipt of an itemized bill therefor to pay Sublessor for such service (it being agreed that if Sublessor pays for the same in advance based on estimated bills, Sublessee shall be required to do the same, subject to monthly reconciliation). Notwithstanding anything to the contrary contained herein, Sublessee shall be entitled to dispute and audit any electric bill provided by Sublessor, with each party having the right to submit such dispute for resolution by expedited arbitration in accordance with Section 29 hereof. It is anticipated that the Low Cost Power (as distinct from Landlord's Low Cost Power or regular Con Ed power) will be utilized initially for the 3.5 Watt Electrical Service, and Sublessor hereby agrees to cooperate with Sublessee to cause the Low Cost Power to be used for the 3.5 Watt Electrical Service. Except to the extent set forth below, if the Low Cost Power is not obtained (or is discontinued) for the 3.5 Watt Electrical Service, the public utility provider then servicing the Building (e.g., Con Ed) will be the source of power for the 3.5 Watt Electrical Service. Notwithstanding anything to the contrary contained in the immediately preceding sentence, at the request of Sublessee from time to time during the Term, (x) Sublessor will cooperate with Sublessee by endeavoring to utilize Landlord's Low Cost Power (and Landlord's Low Cost Power billing rates) for the 3.5 Watt Electrical Service to the extent the same is feasible and permissible and does not cause Sublessor to lose any portion of such power in excess of such 3.5 Watt Electrical Service, or (y) Sublessor will cooperate with Sublessee in permitting power sources obtained by Sublessee (e.g., a replacement to the Low Cost Power or Landlord's Low Cost Power then in place or expiring) which cost less (on a per square foot basis) than the power then being (or planned on being) utilized for the 3.5 Watt Electrical Service to be utilized for such 3.5 Watt Electrical Service. As used herein, "Landlord's

                              Page 35 of 117 Pages

Low Cost Power" shall mean power sources that Landlord obtains for the Premises which cost less (on a per square foot basis) than the power supply then being (or planned on being) utilized for the 3.5 Watt Electrical Service.

                           (B)      Within a reasonable period of time after
Sublessee's receipt of the same (or, if Sublessee shall fail to do so, promptly following Sublessor's request therefor), Sublessee shall give Sublessor courtesy copies of all electric utility bills that it receives with respect to the Subleased Premises for the period prior to the Baseline Demand Date (as defined below). Notwithstanding anything to the contrary contained in this Paragraph 4(d), if at all times during the Term between the Commencement Date and September 30, 2003 (the "Baseline Demand Date") the Baseline Demand Standard has not been met, then Sublessor may give written notice (the "Disconnect Notice") to Sublessee within thirty (30) days after the Baseline Demand Date stating that the Baseline Demand Standard has not been met at any time prior to the Baseline Demand Date (together with its reasons for such determination, e.g., a reference to the relevant utility bill for the Subleased Premises) and that, accordingly, it desires to reroute the 3.5 Watt Electrical Service back to Sublessor's other floors in the Building (via Landlord's bus duct or otherwise). Upon receipt of the Disconnect Notice, Sublessee shall have thirty (30) days in which to either
(i) notify Sublessor in writing that, in Sublessee's good faith determination (based upon supporting documentation provided by Sublessee's engineers, copies of which will be submitted to Sublessor at the time of such notification), the Baseline Demand Standard will be met within six (6) months after the Baseline Demand Date (e.g., due to Sublessee hiring more staff or adding more equipment requiring electricity at the Subleased Premises), in which event the Baseline Demand Date shall be extended to March 31, 2004 (and the provisions of the preceding sentence, and of clause (ii) of this sentence, shall re-apply with the extended Baseline Demand Date), or (ii) dispute with Sublessor whether the Baseline Demand Standard had ever been met during such period. Absent either such action by Sublessee, or if it is resolved by the dispute mechanism hereunder that the Disconnect Notice was correctly given, or if Sublessee agrees with the Disconnect Notice, then Sublessor, at Sublessor's sole cost and expense, shall have the right to reroute the 3.5 Watt Electrical Service back to Sublessor's other floors in the Building (via Landlord's bus duct or otherwise) on not less than an additional thirty (30) days advance written notice to Sublessee, which notice specifies a non-business day, reasonably acceptable to Sublessee, to accomplish the rerouting (the "Disconnect Date"). Notwithstanding the foregoing, if at any time after the Disconnect Date the Baseline Demand Standard is met (or if Sublessee reasonably expects that the Baseline Demand Standard will be met within the following thirty (30) days based upon supporting documentation provided by Sublessee's engineers, copies of which will be submitted to Sublessor at the time of such notification), then Sublessee may give written notice of same (a "Reconnect Notice") to Sublessor (together with documentation evidencing the same). Upon receipt of a Reconnect Notice, Sublessor, at Sublessor's sole cost and expense, shall within thirty days thereafter, on a non-business day reasonably acceptable to Sublessee, reroute (via Sublessor's bus duct or otherwise) the 3.5 Watt Electrical Service back to the Subleased Premises (the "Reconnect Date"), whether or not Sublessor disputes whether the Baseline Demand Standard has been met after the Disconnect Date. If Sublessor does dispute whether the Baseline Demand Standard has been met after the Disconnect Date as set forth in the Reconnect Notice, Sublessor shall provide written notice of such dispute to Sublessee (together with documentation evidencing Sublessor's claim) within thirty (30) days after receipt of the applicable Reconnect Notice, and such dispute shall be resolved by the dispute mechanism set forth below. If such dispute is resolved in Sublessor's favor, then Sublessor, at Sublessee's sole cost and expense, shall reroute the 3.5 Watt

                              Page 36 of 117 Pages

Electrical Service back to Sublessor's other floors in the Building (via Landlord's bus duct or otherwise) on not less than an additional thirty (30) days advance written notice to Sublessee, which notice specifies the Disconnect Date (as defined above) applicable to such rerouting that is a non-business day reasonably acceptable to Sublessee. The provisions of the preceding four (4) sentences shall remain applicable in the event that the Baseline Demand Standard is met at any time after such Disconnect Date. As used herein, "Lower Demand Period" shall mean the period commencing on the applicable Disconnect Date and ending on the Reconnect Date and "Baseline Demand Standard" shall mean at least
3.15 demand watts of electricity per rentable square foot of the Subleased Premises (exclusive of electricity for any Building standard HVAC facilities (but inclusive of perimeter fan coil load)) can be shown to have been used (whether by a report issued by the applicable public utility provider or by other reputable means of independent measurement) at the Subleased Premises during any peak demand period (e.g., a fifteen or thirty minute period as reflected on the utility provider bill or as measured by the independent measurer). Any rerouting contemplated pursuant to this paragraph shall be performed in a manner that will not interrupt or otherwise adversely affect Sublessee's business, and Sublessor shall indemnify, defend and hold Sublessee harmless from and against all claims, losses, costs, expenses (including reasonable attorney's fees), damages and liability (other than consequential damages), which Sublessee shall actually incur due to a failure by Sublessor to perform the rerouting work properly and in accordance with the provisions of this paragraph or due to any interference or disruption of the 4.5 Watt Electrical Service caused by such rerouting. Any dispute under this paragraph with respect to whether the Baseline Demand Standard shall have been met during the applicable time period shall be resolved in accordance with the expedited arbitration provisions of Section 29 of this Sublease.

         (e) Notices. Sublessor shall give Sublessee copies of all relevant notices received by Sublessor with respect to (i) Sublessor's Base Tax Obligation, (ii) Sublessor's Tax Obligation during the Term, (iii) Sublessor's Base Operating Expense Obligation and (iv) Sublessor's Operating Expense Obligation, within fifteen (15) days after the same have been received by Sublessor. For each Tax Payment and Operating Payment which Sublessee is required to pay under this Section 4, Sublessor shall deliver to Sublessee a detailed statement (as the case may be, a "Tax Statement" or an "Operating Expense Statement") showing the Tax Payment or Operating Payment then due, how the same has been calculated and attaching the relevant supporting documentation (e.g., tax bills and/or Operating Expense bills) therefor. Sublessor agrees to provide Sublessee with the applicable Tax Statements and Operating Expense Statements at least thirty (30) days before the respective due dates for the payment of the applicable Tax Payment and Operating Expense Payment. Notwithstanding anything to the contrary contained herein, Sublessee shall have no obligation to make any Tax Payment or Operating Expense Payment before the later of (A) thirty (30) days after receipt of the applicable Tax Statement or Operating Expense Statement showing such payments to be due and (B) the date or dates on which Sublessor shall be required to pay such Tax Payment or Operating Expense Payment under the Prime Lease. Sublessor hereby covenants and agrees to pay rent and additional rent due under the Prime Lease to Landlord and, to the extent applicable with respect to the Tenant's Units, under the IDA Lease to the landlord thereof.

         (f) Audit Rights. Notwithstanding anything to the contrary contained herein, Sublessee shall be entitled to dispute and audit any Tax Statement or Operating Expense Statement provided by Sublessor in accordance

                              Page 37 of 117 Pages
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with, and shall have the rights provided under, the provisions of Section 5.5 of the Prime Lease (as if such section dealt with disputes regarding Tax Statements and Operating Expense Statements instead of Operating Expenses only (e.g., disputes regarding the calculation of such Tax Statements and Operating Expense Statements based on the calculation methods used by Sublessor and the documentation and materials available to Sublessor), and as if the terms
"Tenant" and "Landlord" used therein were the terms "Sublessee" and "Sublessor". To the extent that Sublessee reasonably requests in writing (within ninety (90) days after Sublessee's receipt of the documentation regarding the applicable Tax Statement or Operating Expense Statement, as the case may be) that Sublessor pursue its audit rights under the provisions of Section 5.5 of the Prime Lease with respect to charges that Sublessee is paying for pursuant to the Tax Statements and Operating Expense Statements, then, if Sublessor has not already conducted such an audit with respect to the applicable Tax Year and/or Operational Year (as the case may be), Sublessor will so exercise such rights in good faith with respect to items disputed by Sublessee.

         (g) Apportionment. If any Additional Rent payable hereunder shall be for a period which is in part prior or in part subsequent to the Term, Sublessee shall be obligated to pay only with respect to the portion thereof as shall be attributable to the Term.

5.       Rent Payments
         -------------

All Base Rent, Additional Rent and other charges payable by Sublessee to Sublessor under this Sublease shall be forwarded to:

         To Sublessor:     Prudential Securities Incorporated
                           One New York Plaza - 3rd Floor
                           New York, New York  10292-0131
                           Attention: Senior Vice President
                                      Real Estate/Facilities Management

Notwithstanding the foregoing, Sublessee, at its election, may pay any item of Base Rent, Additional Rent or other charges payable by Sublessee to Sublessor under this Sublease by wire transfer made to such account as Sublessor has contemporaneously herewith designated in writing.

From time to time during the Term, Sublessor may designate a new address and/or wire transfer account for payment of the aforesaid items by giving reasonable prior written notice thereof to Sublessee in accordance with the provisions of
Section 16 hereof.

6.       Late Charge
         -----------

In the event that Sublessee shall fail to pay Base Rent or any additional rent due under this Sublease within ten (10) days after its due date, then from and after the eleventh (11th) day until the date Sublessee finally pays such Base Rent or additional rent, Sublessee shall pay Sublessor, as additional rent hereunder, interest on the then outstanding delinquent amount at a rate equal to the lower of (a) the highest lawful rate of interest and (b) one percent (1%) per annum above the rate of interest publicly announced from time to time by

                              Page 38 of 117 Pages
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JPMorgan Chase Bank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by JPMorgan Chase Bank, N.A. from time to time, for the rate presently referred to as its "prime lending rate").

7.       Use
         ---

Sublessee (and any permitted occupants of the Subleased Premises) shall use and occupy the Subleased Premises only for the purposes permitted under, and in a manner consistent with, the provisions of the Prime Lease (as incorporated herein pursuant to Section 10 hereof). Sublessor agrees that the use of the Subleased Premises for Sublessee's trading and brokerage operations is a permitted use under Article 3 of the Prime Lease and that Sublessee shall have no obligation hereunder to continuously operate at the Subleased Premises.

8.       Condition of Subleased Premises & Sublessor's Allowances
         --------------------------------------------------------

         (a) Sublessee acknowledges that Sublessee is hiring the Subleased Premises in "as is" condition as of the date hereof (subject to the provisions of Section 8(b) hereof. In making and executing this Sublease, Sublessee has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Subleased Premises. Sublessee has relied solely on its own investigations, examinations and inspections of the Subleased Premises.

         (b) Notwithstanding the provisions of Section 8(a) above, Sublessor hereby agrees to:

                  (i) deliver the Subleased Premises to Sublessee in broom clean condition, with all furniture, furnishings, and non-appurtenant equipment removed therefrom before the Commencement Date;

                  (ii) reimburse Sublessee up to a maximum of $615,260.00 (i.e., $10.00 per rentable square foot) for Sublessee's actual costs incurred for the design and construction of the Subleased Premises; plus

                  (iii) reimburse Sublessee to a maximum of the first $100,000 of the cost incurred by Sublessee for demolition (only) of the Subleased Premises.

                  Sublessor shall reimburse Sublessee for the costs under (ii) and (iii) above in installments on a periodic basis as the work progresses. Each periodic payment shall be made with thirty (30) days after Sublessor's receipt of reasonably detailed documentation and evidence of Sublessee's payment of said costs, including cancelled checks, paid invoices and/or requisitions from contractors.

         (c) As used herein, "Sublessor's Work" shall mean the obligations of Sublessor pursuant to Section 8(b)(i) hereof.

                              Page 39 of 117 Pages

9.       Subordination and Non-Disturbance
         ---------------------------------

         (a) Sublessor and Sublessee agree that this Sublease is, and shall be, subject and subordinate to all of the terms, covenants and conditions of the Prime Lease, and to the matters to which the Prime Lease shall be subordinate.

         (b) As specific consideration for Sublessee's entry into this Sublease, and as a condition precedent to this Sublease's effectiveness, Sublessor shall obtain a non-disturbance agreement from Landlord (which shall also contain Landlord's consent to this Sublease) in a form reasonably acceptable to Sublessee and to which Sublessor shall also be a party (the "Landlord SNDA"). If the Landlord SNDA is not obtained concurrently with, or within one week following, the full execution of this Sublease, Sublessee, upon written notice to Sublessor given not later than 30 days after the date of the full execution of this Sublease, may terminate this Sublease and any prepaid rent shall be returned to Sublessee. To the extent that the provisions of the Landlord SNDA provide for actions to be taken or omitted by either Sublessor or Sublessee that conflict with the provisions of this Sublease, it is agreed that the provisions of the Landlord SNDA shall govern.

         (c)      Intentionally omitted.

         (d) Anything contained herein or in the Prime Lease to the contrary notwithstanding, this Sublease shall not be subject or subordinate to the IDA Lease (as defined in the Prime Lease), it being understood that such IDA Lease, by its terms, will not be applicable to the Subleased Premises once the term of this Sublease commences.

10.      Incorporation of Prime Lease Terms
         ----------------------------------

         (a) The terms, covenants and conditions of the Prime Lease are incorporated herein by reference so that, except as set forth in Section 10(b) below or elsewhere in this Sublease, and except to the extent that such incorporated provisions are inapplicable to or modified by Section 10(c) below or other provisions of this Sublease (all such incorporated provisions, and all such incorporated provisions as so modified, are herein called the "Incorporated Provisions"), all of the terms, covenants and conditions of the Prime Lease which bind or inure to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and all of the terms, covenants and conditions of the Prime Lease which bind or inure to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessee, with the same force and effect as if such incorporated terms, covenants and conditions were completely set forth in this Sublease, and as if the words "landlord" and "tenant" or words of similar import, wherever the same appear in the Prime Lease, were construed to mean, respectively, "Sublessor" and "Sublessee" in this Sublease, and as if the words "premises" and "demised premises" or words of similar import, wherever the same appear in the Prime Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "lease" or words of similar import, wherever the same appear in the Prime Lease, were construed to mean this "Sublease," except that reference to "Landlord" in Section 5.1(d) shall be deemed to refer to Landlord rather than Sublessor.

         (b) The following provisions of the Prime Lease shall not be incorporated herein by reference and shall not apply to this Sublease: the preamble and Statement of Facts; the definitions in Article 1 of "Available", "Designated Floor", "Designation Notice", "Dropped Space", "Effective Date",

                              Page 40 of 117 Pages

"Expansion Date", "Expansion Premises", "Fair Rental Value", "Guardian", "Initiation Notice", "Landlord's Baseball Number", "New Space", "Offer Notice", "Operating Expense Base", "Option Exercise Agreement", "PILOT Lien", "PILOT Payment", "Renewal Block", "Rental Value", "Scheduled Expiration Date", "Scheduled Rent", "Tenant's Proportionate Share of Building Taxes", "Tenant's Proportionate Share of Operating Expenses" and "Tenant's Proportionate Share of Taxes"; Article 4; Section 5.1(c); Section 5.1(f); Section 5.1(g); Section 5.1(j); Section 5.2; Section 5.4; Article 6; Article 7; the last three sentences of Section 13.2(a); the first and last sentences of Section 16.1; Section 16.10;
Article 17; Article 21; Section 23.3; Section 23.4; Section 23.6; Article 30;
Article 31; Article 32; Article 33; Article 34; Section 35.3; Section 35.14;
Section 35.16; Section 35.17; Section 35.19; and Section 35.22.

         (c) The following provisions of the Prime Lease shall be incorporated herein by reference, but shall be modified as indicated:

                  (i) The definition of "Commencement Date" set forth in the Prime Lease shall be deleted in its entirety and replaced with the definition of "Commencement Date" set forth above in this Sublease.

                  (ii) The definition of "Expiration Date" set forth in the Prime Lease shall be deleted in its entirety and replaced with the definition of "Expiration Date" set forth above in this Sublease.

                  (iii) The definition of "Fixed Rent" under the Prime Lease shall be replaced with the definition of "Base Rent" set forth above in this Sublease.

                  (iv) The definition of "Term" under the Prime Lease shall be modified to mean the term of this Sublease as described above in this Sublease (as the same may be extended by any renewal term pursuant to Section 28 hereof).

                  (v) The definition of "Tenant's Units" under the Prime Lease shall be modified to mean only those Tenant's Units comprising the Subleased Premises.

                  (vi) The references in Section 2.2 of the Prime Lease to floors other than those contained in the Subleased Premises shall not be incorporated.

                  (vii) The definition of "Renewal Term" under the Prime Lease shall be modified to mean the renewal term of this Sublease pursuant to
Section 28 hereof).

                  (viii) The definition of "Affiliate" under the Prime Lease shall be deleted in its entirety and replaced with the following definition of "Affiliate": "Affiliate" shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with the Person in question." For purposes of the foregoing definition, "Person" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity, and "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other comparable equity and control interest if not a corporation.

                              Page 41 of 117 Pages

         (d) To the extent any term or condition of this Sublease conflicts with any term or condition of the Prime Lease, as between Sublessor and Sublessee (but not as to Landlord), this Sublease shall govern.

11.      Indemnification
         ---------------

         (a) Sublessee shall not do, or permit to be done by any party for whom Sublessee is legally responsible, any act or thing in or with respect to the Subleased Premises which will constitute a default of any of the terms, covenants or conditions of the Prime Lease which pertain to the Subleased Premises. Sublessee shall indemnify, defend and hold Sublessor harmless from and against all claims, losses, costs, expenses (including reasonable attorney's fees), damages and liability (other than consequential damages), which Sublessor shall actually incur solely due to a failure by Sublessee to comply (after the expiration of all applicable notice and cure periods) with any non-monetary obligation of Sublessee under this Sublease which would constitute a default under the Prime Lease, except to the extent such failure to comply is caused by Sublessor or Landlord or any parties for whom Sublessor or Landlord is legally responsible.

         (b) Sublessor shall not do, or permit to be done by any party for whom Sublessor is legally responsible, any act or thing in or with respect to the Premises which will constitute a default of any of the terms, covenants or conditions of the Prime Lease which pertain to the Premises. Sublessor shall indemnify, defend and hold Sublessee harmless from and against all claims, losses, costs, expenses (including reasonable attorney's fees), damages and liability (other than consequential damages), which Sublessee shall actually incur solely due to a failure by Sublessor to comply (after the expiration of all applicable notice and cure periods) with any obligation of Sublessor under this Sublease or the Prime Lease which would constitute a default under this Sublease or the Prime Lease, except to the extent such failure to comply is caused by Sublessee or any parties for whom Sublessee is legally responsible.

12.      Liability Insurance
         -------------------

Sublessee agrees that the insurance to be provided and kept in force hereunder by Sublessee (pursuant to the provisions of Article 11 of the Prime Lease that are incorporated herein pursuant to Section 10 hereof) shall include Sublessee, as insured, and Sublessor and Landlord, as additional insureds. Said insurance shall be obtained by Sublessee and certificates thereof delivered to Sublessor upon the signing of this Sublease.

13.      Restriction on Assignments, etc.
         --------------------------------

The provisions of the Landlord SNDA addressing assignment and subletting (which are hereby incorporated herein by reference), shall govern with respect to the assignment and subletting of Sublessee's interest in this Sublease. Sublessor and Sublessee agree that (a) Sublessee may allow any of its Affiliates (including, without limitation, Maxcor Financial Group Inc. and Tradesoft Technologies, Inc.) to use and occupy the Subleased Premises in accordance with the provisions of the Landlord SNDA without the need for any sublease or assignment documentation, (b) Sublessee shall give written notice to Sublessor of any proposed assignment or subletting for which Landlord's consent is required pursuant to the Landlord SNDA, provided, however, that the failure of

                              Page 42 of 117 Pages

Sublessee to give such notice shall not be deemed a default hereunder, and (c) Sublessor's consent shall not be required for any assignment or subletting of Sublessee's interest in this Sublease.

14.      Alterations
         -----------

The provisions of the Landlord SNDA addressing installations, additions, alterations and improvements (which are hereby incorporated herein by reference), shall govern with respect to all Alterations (as defined in the Landlord SNDA). Sublessor and Sublessee agree that (a) Sublessee shall give written notice to Sublessor of any proposed Structural Alteration (as defined in the Landlord SNDA) for which Landlord's consent is required pursuant to the Landlord SNDA, provided, however, that the failure of Sublessee to give such notice shall not be deemed a default hereunder, and (b) Sublessor's consent shall not be required for any Alteration (except that Sublessor's consent shall be required (but shall not be unreasonably withheld, delayed or conditioned) for Alterations not shown on the attached exhibits which Sublessee proposes to make to (x) Sublessor's condenser water riser, (y) Sublessor's emergency power riser or (z) Sublessor's bus duct riser for the 3.5 Watt Electrical Service). Anything contained in this Sublease, the Landlord SNDA or the Prime Lease to the contrary notwithstanding, Sublessee shall have no responsibility or obligation to remove any alterations, additions or improvements or make any restorations in connection therewith (i) if the applicable alteration, additions or improvements were performed by Sublessor in the Subleased Premises prior to the Commencement Date or (ii) to the extent that Landlord shall not require Sublessor to cause the same to be removed or restored pursuant to the Landlord SNDA. Sublessor acknowledges receipt of (1) preliminary plans and specifications for certain of Sublessee's initial alterations to and floor layout of the Subleased Premises (the "Preliminary Plans"), which Preliminary Plans are attached as Exhibit "D" hereto and made a part hereof, (2) a list of Sublessee's proposed contractors for Sublessee's initial alterations to the Subleased Premises (the "Contractor List"), which Contractor List is attached hereto as Exhibit "E", (3) a diagram showing, among other things, the location and routing of Sublessee's proposed telecommunications riser and electrical riser (including the proposed location and pathway of Sublessee's tap in to Sublessor's emergency power supply system), the location of various telecommunications and electrical equipment and conduit, the identification of certain electrical closets in which certain telecommunications and electrical equipment will be located, and the location of required openings in floor slabs (the "Telco and Electrical Riser Diagram"), which Telco and Electrical Riser Diagram is attached hereto as Exhibit "F", (4) a diagram showing the proposed location of the louver(s) that Sublessee desires to install (the "Louver Location Plan"), which Louver Location Plan is attached hereto as Exhibit "G", (5) a diagram showing the initial restricted access areas of the Subleased Premises (the "Restricted Access Location Plan"), which Restricted Access Location Plan is attached hereto as Exhibit "H", and (6) a diagram showing the proposed location of the internal staircase that Sublessee desires to install (the "Internal Staircase Location Plan"), which Internal Staircase Location Plan is attached hereto as Exhibit "J". Without in any way suggesting that Sublessor's consent is required hereunder for the Preliminary Plans, the Telco and Electrical Riser Diagram, the Contractor List, the Louver Location Plan, the Restricted Access Location Plan or the Internal Staircase Location Plan, Sublessor hereby consents to the Preliminary Plans, the Telco and Electrical Riser Diagram, the Contractor List, the Louver Location Plan, the Restricted Access Location Plan and the Internal Staircase Location Plan. To the

                              Page 43 of 117 Pages
extent that Sublessee requires access to portions of the Building outside of the Subleased Premises to perform its Alterations, Sublessor shall (1) permit such access, at reasonable times and upon reasonable notice, if such portions of the Building are within the Demised Premises (as defined in the Prime Lease) and (2) use diligent, good faith efforts to cause Landlord to permit such access to portions of the Building outside of the Demised Premises (as defined in the Prime Lease).

15.      Approvals
         ---------

In any instance where the approval or consent of Sublessor is required hereunder, such consent or approval shall not be unreasonably withheld, conditioned or delayed. However, any refusal by Sublessor to consent or approve any matter requested by Sublessee shall be deemed reasonable if (a) Landlord has refused to give consent or approval thereto whenever such consent or approval is required under the Prime Lease or the Landlord SNDA and (b) if Landlord is required not to unreasonably withhold such consent or approval under the Prime Lease or the Landlord SNDA, Sublessor shall have used its diligent good faith efforts to obtain such consent or approval from Landlord. In any instance where Landlord's approval or consent is required hereunder or under the Landlord SNDA, Sublessor shall use its diligent good faith efforts to assist Sublessee in obtaining such consent or approval from Landlord. In the event that Landlord shall refuse to grant its approval or consent with respect to a matter that Landlord is required not to unreasonably withhold its approval or consent to under the Prime Lease, Subessee shall have the option, in its own name or the name of Sublessor, to exercise Sublessor's rights under the Prime Lease to dispute Landlord's withholding (or delaying or conditioning) such approval or consent. Nothing contained in this Section 15 shall be deemed to limit or curtail Sublessee's rights or remedies with respect to approvals and consents of Landlord that are contained in the Landlord SNDA.

16.      Notices
         -------

Subject to the provisions of Paragraph 5 hereof, any notice, demand, bill, invoice, statement or communication which either Sublessor or Sublessee may desire or be required to give to the other in connection with this Sublease shall be in writing and shall be deemed to have been sufficiently given or rendered if delivered by hand (against a signed receipt), or by reputable overnight courier service (against a signed receipt), or by registered or certified mail (return receipt requested), to such other party at the following addresses:

                  To Sublessor:  Prudential Securities Incorporated
                                 One New York Plaza - 3rd Floor
                                 New York, New York 10292-0131
                                 Attention: Senior Vice President
                                            Real Estate/Facilities Management

                                 with a copy to:

                                 The Prudential Insurance Company of America
                                 Two Gateway Center, 17th Floor
                                 Newark, New Jersey 07102
                                 Attention: Michael J. Hughes, Corporate Counsel

                              Page 44 of 117 Pages

                  To Sublessee:

                           Before Sublessee commences business in the Subleased
                           Premises:

                                 Euro Brokers Inc.
                                 One New York Plaza
                                 16th Floor
                                 New York, New York 10292
                                 Attention: General Counsel

                           After Sublessee commences business in the Subleased
                           Premises:

                                 Euro Brokers Inc.
                                 One Seaport Plaza
                                 199 Water Street
                                 New York, New York 10292
                                 Attention: General Counsel

                  To Landlord:   Resnick Water St. Development Co.
                                 c/o Jack Resnick & Sons, Inc.
                                 110 East 59th Street
                                 New York, New York 10022
                                 Attention: John Pavone, Managing Director

                                 with a copy to:

                                 Jack Resnick & Sons, Inc.
                                 110 East 59th Street
                                 New York, New York 10022
                                 Attention: Kalpana Gajjar, General Counsel

or to such other address(es) as Sublessor or Sublessee (or Landlord, if applicable) may designate as its new address(es) for such purpose by notice given to the parties in accordance with the provisions of this Section 16. Any such bill, invoice, statement, notice or communication shall be deemed to have been rendered or given on the date when it shall have been delivered (as evidenced by a signed receipt, or, as the case may be, the date of delivery shown on the return receipt) or upon refusal to accept delivery.

17.      Time Limits
         -----------

The time limits set forth in the Prime Lease for the performance of any act or the making of any payment are, for the purposes of this Sublease, changed so that the time of Sublessee in a particular case hereunder to do or perform any act or make any payment shall be three days less than the time of Sublessor as tenant under the Prime Lease to do so in such case (taking into account the

                              Page 45 of 117 Pages
maximum grace period, if any, relating thereto contained in the Prime Lease), except that, notwithstanding the foregoing, (a) neither the time periods specifically set forth in this Sublease for payment and performance nor the time periods set forth in Article 14 of the Prime Lease shall be shortened and (b) if the effect of the foregoing would be to shorten a particular time limit for Sublessee to act to less than three (3) business days, then, such particular time limit for Sublessee to act shall be deemed to be three (3) business days. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Subleased Premises or the use or occupancy thereof after receipt of same from Landlord.

18.      Services
         --------

         (a) Sublessee shall be entitled to receive all of the services pertaining to the Subleased Premises which Sublessor is entitled to receive under the Prime Lease. Sublessee recognizes that such services are to be supplied by Landlord and not by Sublessor. In the event that Landlord shall fail to supply such services (including, without limitation, after a direct request is made therefor by Sublessee pursuant to Section 18(c) or Section 18(d) below) or shall refuse to comply with any of the provisions of the Prime Lease insofar as they affect Sublessee's occupancy of the Subleased Premises, Sublessor shall, at the written request of Sublessee, use diligent, good faith efforts to cause Landlord to so comply and, if Landlord shall fail or refuse to do so, then Sublessee shall have the right to exercise, in its own name and in the name of Sublessor, all of the rights to enforce performance on the part of Landlord as are available to Sublessor, provided that the same shall be without cost, expense or liability to Sublessor, to the extent that Sublessor is not the cause of such failure or refusal of Landlord to provide such services. Sublessor represents and warrants that Landlord has agreed to allow Sublessee to make a direct request for any such service to Landlord (and that, if Landlord consent is obtained therefor, Sublessee will be permitted to pay for such service directly to Landlord and not to Sublessor (with respect to any such service, a "Direct Landlord Payment")). Sublessor shall be under no liability to Sublessee in the event of the failure by Landlord to supply any services, unless the same is due to the act or the failure to act (where action is required hereunder) of Sublessor or those for whom Sublessor is legally responsible, provided that nothing contained herein shall limit Sublessee's rights to receive rent abatements (and/or exercise other rights) pursuant to the applicable provisions of the Prime Lease that are incorporated herein pursuant to Section 10 hereof.

         (b) Sublessor has arranged for the supply of condenser water to each floor of the Subleased Premises and Sublessee shall be responsible for the distribution of the condenser water inside the Subleased Premises. Sublessee shall be permitted, at Sublessee's cost and expense, to replace and/or install taps into the condenser water system at the Subleased Premises, and Sublessor will cooperate in arranging for any required shut-down of the condenser water system to allow for such replacements and/or installations. Throughout the Term, Sublessor shall provide condenser water to the Subleased Premises to supply Sublessee's supplementary air conditioning system of up to one hundred twenty
(120) tons capacity (and, if any First Offer Space is added to the Subleased Premises, an additional sixty (60) tons of capacity per floor of such First Offer Space). For the period during the Term occurring from and after the date that is thirty (30) months after the Commencement Date, Sublessee shall pay Sublessor for its supply of condenser water during such period at the rate of $650 per ton per annum (which amount per ton per annum shall be increased on the anniversary of such date and annually thereafter by the annual percentage

                              Page 46 of 117 Pages
increase, if any, in the Consumer Price Index (as defined in the Prime Lease) from that in effect on such date), within thirty (30) days after Sublessee's receipt of a bill therefor.

         (c) Subject to Sublessee's rights and Sublessor's obligations under Section 18(a) hereof, Sublessee shall make direct requests to Landlord for desired overtime Heating, Ventilating and Air Conditioning services to the Subleased Premises (i.e., to either both the 18th and 19th Floors). If Sublessee is not entitled to make a Direct Landlord Payment with respect to such services, Sublessee shall pay Sublessor at Landlord's Building rates then in effect (subject to any discounts applicable to Sublessor) for the amount and timing of usage required by Sublessee, within thirty (30) days after Sublessee's receipt of a bill therefor.

         (d) Subject to Sublessee's rights and Sublessor's obligations under Section 18(a) hereof, Sublessee shall make direct requests to Landlord for desired freight elevator service for Sublessee. If Sublessee is not entitled to make a Direct Landlord Payment with respect thereto, Sublessee shall pay Sublessor at Landlord's Building rates then in effect (subject to any discounts applicable to Sublessor) for the amount and timing of usage required by Sublessee, within thirty (30) days after Sublessee's receipt of a bill therefor.

         (e) Throughout the Term, Sublessor shall (i) allow Sublessee to connect to Sublessor's emergency power supply system(s) at the Building and make available to Sublessee therefrom 380 kilowatts of power for the Subleased Premises (it being understood that Sublessor shall have no obligation to provide more than such 380 kilowatts of power for the Subleased Premises from such emergency power supply system(s) and that connecting to such system(s) may entail modifications and/or tap ins to Sublessor's emergency bus duct riser and tap-ins to, routing to and from and placement of equipment in electric closets on certain floors of the Building, all as indicated on Exhibit "F" attached hereto) and (ii) appropriately operate (subject to emergency shutdowns), maintain and repair such system(s) as "critical" system(s); provided, however, if the emergency generator powering the emergency power supply system(s) breaks down and (x) a complete replacement (as opposed to further repair) of the generator is the only feasible engineering alternative and (y) Sublessor does not, in fact, replace such generator, then, Sublessor, upon reasonable prior written notice thereof to Sublessee, may terminate Sublessor's obligation to provide Sublessee with the use of such emergency power supply system(s) pursuant to this Paragraph 18(e). Sublessor agrees that Sublessee's use of such emergency power supply system(s) will be "Priority 1" and that no load shedding (except to the extent that Sublessor shall be required to load shed by a governmental authority having jurisdiction thereover) will be allowed by Sublessor. Except in an emergency, in the event that Sublessor will be testing such system(s) or taking the same "off line", Sublessor shall provide at least three (3) business days' advance written notice to Sublessee in order that Sublessee may take adequate precautions against damage due to power interruption. In addition, Sublessor will permit Sublessee to (x) observe any test of such emergency power supply system(s) conducted by Sublessor (which tests will include Sublessee's connections thereto) at Sublessor's cost and expense and (y) conduct its own tests of such emergency power supply system(s) at reasonable times upon reasonable advance written notice and at Sublessee's cost and expense. For the period during the Term occurring from and after the date that is thirty (30) months after the Commencement Date, Sublessee shall pay Sublessor for the provision of such emergency power supply service during such period the sum (the "Emergency Power Payment") of $66,500 per annum (which sum per annum shall be

                              Page 47 of 117 Pages
increased on the anniversary of such date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index (as defined in the Prime Lease) from that in effect on such date), payable in equal monthly installments together with the applicable monthly payment of Base Rent. In the event of a failure of the emergency power supply system(s) to furnish the electricity to the Subleased Premises required under this Paragraph 18(e), then, to the extent such failure is not due to a breach of Sublessor's obligation hereunder to appropriately operate, maintain and repair such system(s), Sublessee confirms and agrees that Sublessor shall not have any liability therefor to Sublessee in excess of the total amount theretofore paid by Sublessee to Sublessor for the provision of emergency power supply service. In addition, Sublessee shall indemnify, defend (with counsel reasonably acceptable to Sublessor) and hold harmless Sublessor against any damage claim made against Sublessor by any third party having a relationship with Sublessee to the extent that such damages are alleged to arise from a failure of the emergency power supply system(s) to furnish electricity to Sublessee as required by this provision (e.g., a claim that Sublessee failed to timely execute a trade during a power outage as a result of Sublessor failing to provide the emergency power required under this paragraph). Furthermore, if at any time after the date hereof (x) there shall be enacted or issued any new law or new governmental rule or regulation (or new amendment to any existing law or existing regulation) the effect of which would subject Sublessor to regulation as a regulated utility due to its provision of the emergency power required to be provided pursuant to this paragraph, or (y) any governmental agency having appropriate jurisdiction determines that Sublessor is a regulated utility due to its provision of the emergency power required to be provided pursuant to this paragraph, then during the period of time (the "Regulated Period") that (1) Sublessor would continue to be determined to be a regulated utility due to its provision of such emergency power service and (2) the continuation of Sublessor's status as a regulated utility would be a commercially unreasonable burden for Sublessor to maintain (even if Sublessee elected to pay for any incremental cost associated with Sublessor being deemed a regulated utility due to its provision of such emergency power service), Sublessor shall have the right, upon thirty (30) days prior written notice to Sublessee, to terminate its obligation under this Paragraph 18(e) to provide emergency power service to the Subleased Premises during the Regulated Period. Anything contained in this Paragraph 18(e) to the contrary notwithstanding, (i) Sublessee shall be solely responsible for the cost of all modifications and other work required to connect the Subleased Premises to Sublessor's emergency power supply system(s) at the Building, and (ii) if Sublessee either subleases one (1) floor or more of the Subleased Premises to a third party that is not an Affiliate (as defined in the Landlord SNDA) or assigns this Sublease to a third party that is not an Affiliate, then Sublessee shall have the right, upon sixty (60) days prior written notice to Sublessor, to disconnect the Subleased Premises from the emergency power supply systems(s), at Sublessee's sole cost and expense, and terminate Sublessor's obligation to further provide emergency power to Sublessee pursuant to this Paragraph 18(e). Notwithstanding anything in this Paragraph 18(e) to the contrary, in the event that either Sublessor or Sublessee terminates the obligation of Sublessor to provide emergency power to the Subleased Premises pursuant to the terms of this Paragraph 18(e), Sublessee's obligation to make any further Emergency Power Payment shall cease, and, to the extent that Sublessee has already paid the Emergency Power Payment with respect to a period occurring after the date of such termination, Sublessor shall repay such excess amount to Sublessee within thirty (30) days after such termination.

                              Page 48 of 117 Pages

         (f) Sublessor will provide all of the employees, principals (and, to the extent regularly working at the Subleased Premises, independent contractors) of Sublessee and any subtenant or other occupant of the Subleased Premises, with access cards (and replacements thereof) for the security system at the Building (including, without limitation, any security system maintained by Sublessor in the lobby (e.g., any turnstile system). In addition, if requested by Sublessee, (i) Sublessor will arrange, at Sublessee's cost, to have a dedicated phone line connected from Sublessor's lobby security desk to the Subleased Premises and (ii) Sublessor will reasonably cooperate, at Sublessee's cost, with Sublessee's installation of its security system at the floors of the Subleased Premises (e.g., to the extent feasible, Sublessee may want to utilize the same card keys (with the same access codes) for entry to the doors of the Subleased Premises as it uses for entry through the lobby turnstiles).

19.      Landlord's Consent
         ------------------

As a condition precedent to Sublessee's entry into this Sublease, Sublessor shall obtain the consent of Landlord to this Sublease in a form reasonably acceptable to Sublessee, which consent shall be set forth in the Landlord SNDA.

20.      Brokerage
         ---------

Sublessor and Sublessee warrant and represent to each other that in connection with this Sublease, they have dealt with no brokers. Sublessor and Sublessee shall indemnify, defend and hold the other harmless (including the payment of attorney's fees) from any claim of any broker that Sublessor or Sublessee had, or is alleged to have had, dealings with concerning this Sublease.

21.      Surrender of Subleased Premises; Holding Over
         ---------------------------------------------

Subject to the provisions of Section 14 hereof, the provisions of Article 19 of the Prime Lease (as incorporated herein pursuant to Section 10 hereof) shall apply with respect to the surrender by Sublessee of the Subleased Premises upon the expiration of the Term and any holding over by Sublessee in the Subleased Premises after the expiration of the Term (it being agreed that, if Sublessor is liable to Landlord under the Article 19 of the Prime Lease with respect to the Premises (other than the Subleased Premises) solely because Sublessee has not timely surrendered the Subleased Premises to Sublessor in accordance with this
Section 21, then Sublessee shall indemnify Sublessor from and against such liability).

22.      Captions
         --------

The captions in this Sublease are used for convenience and reference only and are not to be taken as part of this Sublease or to be used in determining the intent of the parties or otherwise interpreting this Sublease.

                              Page 49 of 117 Pages

23.      Successors and Assigns
         ----------------------

This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

24.      Security Deposit
         ----------------

         (a) Within ten (10) days after the execution and delivery of this Sublease, Sublessee shall deposit (the "Security Deposit") with Landlord (for the benefit of Sublessor in accordance with the terms of the Landlord SNDA) the sum of One Hundred Eighty-Four Thousand Five Hundred Seventy-Eight and 00/100 Dollars ($184,578.00) in cash (the "Security Amount") to be held during the Term as collateral security for the payment of the Base Rent, additional rent and all other sums of money payable by Sublessee under this Sublease, and for the faithful performance of all other covenants and agreements of Sublessee under this Sublease. The Security Deposit (together with all accrued interest thereon that shall not previously have been paid to Sublessee pursuant to Section 24(b) hereof) shall be repaid to Sublessee (subject to the application thereof to any unpaid Secured Obligations) within thirty (30) days after the expiration date of this Lease (which repayment obligation shall be the obligation of Landlord to the extent Landlord undertakes such obligation pursuant to the Landlord SNDA).

         (b) The Security Deposit shall be invested in an interest bearing account (as set forth in the Landlord SNDA). Any interest earned on the Security Deposit shall be paid to Sublessee annually on the anniversary of the Commencement Date (which disbursement obligation shall be the obligation of Landlord to the extent Landlord undertakes such obligation pursuant to the Landlord SNDA) and, as described in Section 24(a) hereof, upon the final repayment to Sublessee of the Security Deposit.

         (c)      Intentionally omitted.

         (d) If an Event of Default shall occur and be continuing, Sublessor may, subject to the terms and conditions hereinafter set forth (and subject to obtaining the same from Landlord in accordance with the Landlord
SNDA), apply the whole or any part of the Security Deposit (i) toward the payment of any Base Rent or any item of additional rent due under this Sublease as to which Sublessee is then in default beyond any applicable notice, cure and/or grace period and (ii) toward any sum which Sublessor may expend or be required to expend by reason of Sublessee's default, beyond any applicable notice, cure and/or grace period, in respect of any of the terms, covenants and conditions of this Sublease (the obligations of Sublessee set forth in subparagraphs (i) and (ii) being referred to collectively herein as the "Secured Obligations"). If Sublessor applies or retains any part of the proceeds of the Security Deposit, Sublessee, upon demand by Sublessor, shall deposit with Landlord (for the benefit of Sublessor in accordance with the Landlord SNDA) the amount so applied or retained, so that Sublessor shall have the full Security Amount on deposit with Landlord as collateral security for the Secured Obligations, at all times during the Term.

                              Page 50 of 117 Pages

25.      Miscellaneous
         -------------

         (a) Sublessor represents that the copy of the Prime Lease attached hereto as Exhibit B is a true, full and complete copy of the Prime Lease and that the Prime Lease is in full force and effect.

         (b) Sublessor represents that: (i) Sublessor has not received any notice of default or termination of the Prime Lease and has no knowledge of any existing state of events that would mature into a default or Event of Default under the Prime Lease if not cured within applicable notice and grace periods and (ii) Sublessor has no knowledge of any violations of law affecting the Subleased Premises.

         (c) Sublessor shall not enter into any agreement that will modify or amend the Prime Lease in any manner which would increase or expand in any material respect Sublessee's obligations under this Sublease or with respect to the Subleased Premises, decrease or limit in any material respect Sublessee's rights under this Sublease or with respect to the Subleased Premises, or otherwise materially adversely affect Sublessee or its use and enjoyment of the Subleased Premises, without the prior written consent of Sublessee in each instance, which consent may be granted or withheld in Sublessee's sole discretion. In no event shall Sublessor voluntarily terminate the Prime Lease with respect to the Subleased Premises (e.g., without limitation, on account of (x) a negotiated surrender between Landlord and Sublessor or (y) a fire or other casualty affecting the Subleased Premises which fire or other casualty either
(i) solely affects the Subleased Premises or (ii) because the same affects the Subleased Premises, Sublessor shall have the right to terminate the Prime Lease).

         (d) This Sublease may be executed in multiple counterparts, and each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument.

         (e) Notwithstanding anything to the contrary set forth in this Sublease (including, without limitation, the provisions of the Prime Lease incorporated herein), except in the event of an emergency, neither Sublessor, nor Sublessor's agents, representatives, contractors, employees or invitees, shall have the right to enter any portion of the Subleased Premises designated from time to time in writing by Sublessee as a secured area or a restricted area without being accompanied by a representative of Sublessee (it being understood that the initial secured areas are shown on Exhibit "H" attached hereto).

26.      Additional Services
         -------------------

Sublessor hereby agrees to allow Sublessee and its employees (and the employees of any Affiliate of Sublessee occupying the Subleased Premises as a permitted occupant thereof) access to and use of the following services currently maintained and operated by Sublessor, and have the same privileges and rights with respect thereto that Sublessor's employees and business units (as the case may be) have with respect thereto:

                  (i) Cafeteria on the 24th Floor of the Building (as the same may be relocated from time to time);

                              Page 51 of 117 Pages

                  (ii) Executive Dining Room on the 34th Floor of the Building (as the same may be relocated from time to time), on a "first come, first served" reservation basis;

                  (iii) Copy center facility on the 24th Floor of the Building (as the same may be relocated from time to time);

                  (iv) Shuttle bus between the Building and One New York Plaza; and

                  (v) Gym facility located at One New York Plaza (as the same may be relocated from time to time).

The use of the above services shall be paid for as follows: (a) for the services described in clauses (i) and (v) above, Sublessee's employees (and the employees of any permitted Affiliate of Sublessee occupying the Subleased Premises) shall pay therefor at the same rates charged to Sublessor's employees (i.e., no employee of Sublessee shall be required to pay more than any employee of Sublessor for the same such service), (b) for the services described in clauses
(ii) and (iii) above, Sublessee shall pay therefor the same costs and fees charged to Sublessor's business units (it being agreed, however, that if the use of the Executive Dining Room is chargeable to individual employees of Sublessor for each use and not to Sublessor's business units, then Sublessee's employees (and the employees of any permitted Affiliate of Sublessee occupying the Subleased Premises) will pay at the same rate paid by Sublessor's employees), and (c) there shall be no charge for the shuttle bus service. Sublessee expressly understands and agrees that Sublessee's right to use each of the above services shall continue for only so long as Sublessor continues to maintain and operate the applicable service. Therefore, in the event Sublessor, in its sole discretion, discontinues a service, Sublessee's right to use such service shall terminate (but such right shall be reinstated if Sublessor once again provides such discontinued service).

27.      Right of First Offer
         --------------------

Sublessor hereby grants Sublessee the right of first offer (the "First Offer Right") to sublease either or both the 16th Floor and the 23rd Floor of the Building, presently occupied by Sublessor and shown on the Floor Plans annexed hereto as Exhibit A-1 ("First Offer Space"), upon the following terms and conditions:

         (a) Sublessor will give Sublessee written notice (a "First Offer Notice") when Landlord is about to begin negotiations to sublease (or assign) all or a portion of the First Offer Space to an unrelated third party and Sublessee shall have thirty (30) days after receipt of such notice to notify Sublessor of its exercise of the Right hereunder;

         (b) At the time Sublessee notifies Sublessee of its exercise of the Right, Sublessee shall not be in default under any of the provisions of the Sublease beyond any applicable notice and cure period;

         (c) Base Rent per square foot per annum for the applicable First Offer Space shall be the same Base Rent per square foot per annum then in effect for the remainder of the Subleased Premises;

         (d) Sublessee's proportionate share set forth in Section 4 above shall be proportionately increased;

                              Page 52 of 117 Pages

         (e) The commencement date of the addition of the applicable First Offer Space to the Subleased Premises shall be the thirty-first (31st) day after Sublessee's delivery to Sublessor of Sublessee's exercise notice under (a) above, provided, however, that during such thirty-one (31) day period Sublessee and its contractors shall have access to the First Offer Space for the purpose of performing alterations and initial tenant improvement work; notwithstanding the foregoing, the rent applicable with respect to the applicable First Offer Space shall be abated for a period of days equal to 4.027% of the number of days remaining in the Term as of the date of addition of the applicable First Offer Space to the Subleased Premises;

         (f) Sublessee agrees to accept the First Offer Space in "as is" condition, in the physical state and condition thereof on the date of Sublessee's exercise of the First Offer Right and Sublessor shall have no obligation to perform any tenant improvement work in the First Offer Space, except for the performance of Sublessor's Work for each floor of the applicable First Offer Space and except that (ii) Sublessor will provide to Sublessee with respect to the applicable First Offer Space a prorated portion of the reimbursements provided for in Sections 8(b)(ii) and (iii), with such proration to be based on a comparison of (x) the amount of space in (1) the applicable First Offer Space and (2) the original Subleased Premises and (y) the amount of time (1) remaining in the Term as of the date of addition of the applicable First Offer Space to the Subleased Premises and (2) contained in the original Term;

         (g) Except for the provisions of paragraphs (d), (e) and (f) above, Sublessee's sublease of the First offer Space shall be upon the same terms and conditions contained in the Sublease; and

         (h) Upon Sublessee's failure to exercise the First Offer Right with respect to the applicable First Offer Space, or any part thereof from time to time, within the time period provided under (a) above, Sublessor shall have the right to pursue its negotiations for a sublease of such First Offer Space, or part thereof, as the case may be, with the third party; provided, however, that (i) if Sublessor does not sublease the offered space to a third party within eighteen (18) months from the delivery by Sublessor to Sublessee of the applicable First Offer Notice, then Sublessee's First Offer Right shall again be applicable to such space, (ii) if Sublessor only subleases a portion of such First Offer Space, Sublessee's First Offer Right shall remain applicable with respect to the remainder of such First Offer Space and (iii) upon the termination of such sublease with a third party of First Offer Space, Sublessor shall again have the First Offer Right with respect to such space.

28.      Conditional Option To Renew
         ---------------------------

Sublessor hereby grants Sublessee a conditional option to renew, upon the following terms and conditions:

         (a) Sublessee must notify Sublessor, if at all, of its desire to renew the term of the Sublease, on or before December 31, 2011, time being of the essence;

         (b) At the time of Sublessee's notice and at the commencement of the renewal term, Sublessee shall not be in default under the Sublease beyond all applicable notice and cure periods;

                              Page 53 of 117 Pages

         (c) Sublessor shall have sole and absolute right to determine whether or not Sublessor exercises its option to renew the term of the Prime Lease under Article 6 TERM AND RENEWAL OPTIONS of the Prime Lease, including (if exercised) the Renewal Block of the Premises under paragraph (b) and the particular term of the renewal option under paragraph (c) of Article 6, provided, however, that (x) Sublessor shall exercise its option to renew with respect to the Subleased Premises if such exercise would not require Sublessor to renew more of the Premises (as defined in the Prime Lease), other than the Subleased Premises, than that which Sublessor is then renewing, and (y) if Sublessor does not exercise its renewal option with respect to the Subleased Premises, Sublessee shall have the right to lease the Subleased Premises directly from Landlord pursuant to a separate agreement with Landlord;

         (d) In the event Sublessor does not intend to exercise its option to renew the term of the Prime Lease under Article 6 thereof, Sublessor shall so notify Sublessee on or before February 28, 2012, in which event Sublessee shall not have any option to renew the term of this Sublease;

         (e) In the event Sublessor does intend to exercise its option to renew the term of the Prime Lease under Article 6 thereof, and provided that Sublessee has timely notified Sublessor of its desire to renew the term of the Sublease under (a) above, then Sublessor shall so notify Sublessee on or before January 31, 2012,including the particular term Sublessor intends to select under paragraph (c) of Article 6, in which event:

                  (i) On or before February 15, 2012, time being of the essence, Sublessee must notify Sublessor, if at all, of its exercise of its option to renew for the term selected by Sublessor; and

                  (ii)     Promptly after the Fixed Rent is determined under
Article 6 for the renewal term of the Prime Lease, Sublessor and Sublessee shall execute and deliver an amendment to this Sublease, confirming Sublessee's exercise of its option to renew, at the same Base Rent rate per rentable square foot of the Subleased Premises as the Fixed Rent rate per rentable square foot of the Premises payable by Sublessor during the renewal term of the Prime Lease, and with the same base years for Taxes and Operating Expenses applicable to Sublessor for the renewal term and otherwise upon the same terms, covenants and conditions contained in the Sublease.

29.      Arbitration
         -----------

Whenever there is a dispute between Sublessor and Sublessee in connection with this Sublease (including its interpretation), and regardless of whether such dispute would otherwise be considered justiciable or ripe, such dispute under this Sublease may be submitted by either party to arbitration in the City of New York before a single arbitrator under the Commercial Arbitration Rules, as then in force (the "AAA Rules"), of the American Arbitration Association or any successor body of similar function (the "AAA"), as such AAA Rules are modified by this Section 29. The arbitrator conducting any arbitration shall be bound by the provisions of this Sublease and shall not have the power to add to, subtract from, or otherwise modify such provisions. If (i) such dispute involves (x) the reasonableness of Sublessor's refusal to consent or approve a matter (or its delay or conditioning of such consent) where Sublessor has agreed that its consent would not be unreasonably withheld, conditioned or delayed, (y) whether or not the Baseline Demand Standard has been met at any time or over any period

                              Page 54 of 117 Pages
or (z) any electric bill provided by Sublessor pursuant to Section 4(d) hereof, or (ii) Sublessor and Sublessee otherwise agree, then the Expedited Procedures provisions of the AAA Rules shall govern instead, with the arbitrator instructed to render a determination within seven (7) days after any hearing is completed. Sublessor and Sublessee agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder, which shall be binding and conclusive on the parties and shall constitute an "award" by the arbitrator within the meaning of the AAA Rules and applicable law. The arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten
(10) years experience in New York City in an occupation connected with the matter of the dispute. Sublessor and Sublessee shall each have the right to appear and be represented by counsel before such arbitrator and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate under the circumstances. Each party hereunder shall pay its own costs, fees and expenses (including, without limitation, counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 29, and the expenses and fees of the arbitrator selected shall be shared equally by Sublessor and Sublessee. The decision of the arbitrator shall be final and conclusive on the parties.

30.      Antenna
         -------

Sublessee shall have the right to install and maintain, at its sole cost and expense, a communications antenna of up to eighteen (18) inches in diameter and up to two (2) feet in height, together with ancillary equipment) in the roof area of the Building provided to Sublessor pursuant to Section 35.4 of the Prime Lease, together with the right to install and maintain lines therefrom into the Subleased Premises, and Sublessor shall exercise its rights under Section 35.4 of the Prime Lease in order to provide Sublessee with such right. The antenna, ancillary equipment and lines installed by Sublessee pursuant to this Section 30 shall be installed and maintained by Sublessee, at its sole cost and expense, in accordance with the provisions of Section 35.4 of the Prime Lease. In addition, the indemnity and insurance provisions contained in Section 35.4 of the Prime Lease with respect to the installation of antennae on the roof are hereby expressly incorporated into this Paragraph 30, in favor of Landlord and Sublessor from Sublessee, with respect to the antenna, ancillary equipment and lines installed by Sublessee pursuant to this Section 30. If Sublessee shall require any additional communication antennae, or shall require antennae larger than the size set forth above, Sublessor shall reasonably consider a request therefor made by Sublessee and shall accommodate such request if reasonably feasible.

                              Page 55 of 117 Pages

         IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

WITNESS:                               SUBLESSOR:
                                       PRUDENTIAL SECURITIES INCORPORATED



By: /s/ FRED CATALANO                  By: /s/ ROBERT S. KAPLAN
    ------------------------------         ------------------------------
                                           Robert S. Kaplan
                                           Senior Vice President



By: /s/ FRED CATALANO                  By: /s/ ROBERT F. COLLETTI
    ------------------------------         ------------------------------
                                           Robert F. Colletti
                                           Senior Vice President



WITNESS:                               SUBLESSEE:
                                       EURO BROKERS INC.



By: /s/ ROGER SCHWED                   By: /s/ STEVEN R. VIGLIOTTI
    ------------------------------         ------------------------------
                                           Steven R. Vigliotti
                                           Chief Financial Officer

                              Page 56 of 117 Pages